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                                                                     EXHIBIT 5.1


                  [LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]



February 28, 2002


Impac Mortgage Holdings, Inc.
1401 Dove Street
Newport Beach, California 92660


     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration of 1,120,069 shares of common stock, $.01 par value per share (the "Common Stock") issuable upon exercise of awards granted under the Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock, and Restricted Stock Plan (the "2001 Stock Plan") on a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Common Stock include an indeterminate number of preferred stock purchase rights associated with the Common Stock (the "Rights") to be issued pursuant to the rights agreement, as amended, dated October 7, 1998 (the "Rights Agreement"), by and between the Company and BankBoston, N.A. (the "Rights Agent").

     This opinion is delivered in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

     For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. Except with respect to the Company, we have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

     Based on the foregoing and in reliance thereon, we are of the opinion that:
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Impac Mortgage Holdings, Inc.
February 28, 2002
Page 2

     1. The Common Stock, if, as and when issued and sold, and the purchase price therefore received, pursuant to the provisions of option agreements or stock issuance agreements duly authorized, executed and delivered under the 2001 Stock Plan and in accordance with the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     2. Assuming that (i) the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and (iv) the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Common Stock will be validly issued.

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California.

     With respect to the opinions set forth above and to the extent applicable, we have relied upon the opinion of McKee Nelson, LLP, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

     We consent to the use of our name under the caption "Legal Matters," in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     Our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     This opinion is rendered for your benefit in connection with the transactions covered hereby.

                              Very truly yours,

                              /s/ Kirkpatrick & Lockhart LLP